Item 77C - DWS Disciplined Market Neutral Fund, a series of
DWS Equity Trust

Registrant incorporates by referenc
 to its Proxy Statement filed on
January 4, 2008 (SEC Accession
 No. 0001193125-08-001712).
The Special Meeting of Shareholders
 of DWS Disciplined Market Neutral
Fund (the "Fund") was held on March 31,
2008 at the offices of Deutsche
Asset Management, 345 Park Avenue,
 New York, NY 10154. The
following matters were voted upon by
the shareholders of said Fund (the
resulting votes are presented below):
1.	Election of the Board of Trustees.

Number of Votes:
Trustee
For
Withheld
John W. Ballantine
3,664,657.8264
17,051.7006
Henry P. Becton, Jr.
3,664,657.8264
17,051.7006
Dawn-Marie Driscoll
3,664,657.8264
17,051.7006
Keith R. Fox
3,664,657.8264
17,051.7006
Paul K. Freeman
3,664,657.8264
17,051.7006
Kenneth C. Froewiss
3,664,657.8264
17,051.7006
Richard J. Herring
3,664,657.8264
17,051.7006
William McClayton
3,664,657.8264
17,051.7006
Rebecca W. Rimel
3,664,657.8264
17,051.7006
William N. Searcy, Jr.
3,664,657.8264
17,051.7006
Jean Gleason Stromberg
3,664,657.8264
17,051.7006
Robert H. Wadsworth
3,664,657.8264
17,051.7006
Axel Schwarzer
3,664,657.8264
17,051.7006

2-B.	Approval of a Subadvisor Approval Policy.
Number of Votes:
For
Against
Abstain
3,129,214.5279
83,285.6856
29,226.3135

The meeting was reconvened again on
 August 15, 2008, at which time the
following matter was voted upon by the
 shareholders:
4-B.	Approval of Amended and Restated
 Declaration of Trust.1
Number of Votes:
For
Against
Abstain
11,587,591.9070
216,856.7774
468,000.8653

1 Because Proposal 4-B was approved
2  by the affirmative vote of at least
3  a majority of
the shares entitled to vote, but less than two-thirds of the shares entitled to vote, the Amended and Restated Declaration of Trust was approved except for the provisions that may be deemed to have the effect of diminishing or eliminating voting rights of
shareholders, in which case the relevant provisions
 of the current declaration of trust
remain in effect.